Exhibit 99.23(e)(1)(iv)

UNDERWRITING AGREEMENT

This agreement made the 1st day of December, 2003, as amended and restated the 1st day of December, 2005, between EQUITRUST SERIES FUND, INC., a Maryland corporation (hereinafter called the “Fund”), and EQUITRUST MARKETING SERVICES, LLC, a Delaware  limited liability company (hereinafter called the “Underwriter”);

WITNESSETH:

In consideration of the mutual covenants hereinafter contained, it is agreed as follows:

1.                                       The Fund hereby appoints the Underwriter to act as principal underwriter and agent for the distribution of common stock of the Fund in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion may (1) issue shares of its common stock in connection with the acquisition of assets or shares or securities of another corporation or entity or in connection with a merger or consolidation with any other corporation as and to the extent permitted by its Articles of Incorporation and any applicable laws; (2) issue or sell shares directly to the shareholders of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; or (3) issue or sell shares at net asset value to the shareholders of any other investment company, for which the Underwriter shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Fund.

2.                                       The Underwriter hereby accepts appointment as principal underwriter and agent for the distribution of the common stock of the Fund and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized shares of the common stock of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 (“Securities Act”), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Articles of Incorporation and By-Laws of the Fund and in accordance with the current Prospectus of the Fund.

3.                                       The Fund agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares of its common stock as the Underwriter shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

4.                                       Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares of its common stock whenever, in its sole discretion, it deems such action to be desirable.

5.                                       The Underwriter shall sell shares of common stock of the Fund to or through qualified dealers or others (“Firms”) in such manner, not inconsistent with the provisions hereof and the then effective Registration Statement of the Fund under the Securities Act (and related Prospectus), as the Underwriter may determine from time to time, provided that no dealer or other person shall be appointed or authorized to act as agent of the Fund without the prior written consent of the Fund and that the form of each agreement between the Underwriter and any such dealer, or other person shall have been approved by the Fund.

6.                                       All shares of common stock of the Fund offered for sale or sold by the Underwriter shall be so offered or sold at the net asset value in accordance with the then current Prospectus.  The net asset value per share shall be computed in accordance with the Articles of Incorporation of the Fund and shall be determined in the manner and at the times set forth in the then current Prospectus of the Fund related to such shares.

7.                                       The price the Fund shall receive for all shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such shares.  Any excess of the sales price over the net asset value of the shares of the Fund sold by the Underwriter as agent shall be retained by the Underwriter as a commission for its services hereunder.  The Underwriter may compensate Firms for sale of shares at the commission levels provided in the Registration Statement from time to time.  The Underwriter may pay other commissions, fees, or concessions to Firms, and may pay them to others at its discretion, in such amounts as the Underwriter shall determine from time to time.  The Underwriter shall be entitled to receive and retain any applicable contingent deferred sales change as described in the Registration Statement.  The Underwriter may also receive any distribution services fee payable by the Fund as provided in the Fund’s Distribution Plan and Agreement.

8.                                       The Underwriter shall issue and deliver on behalf of the Fund such confirmations of sales made by it as agent pursuant to this agreement as may be required.  The Underwriter will pay or cause to be paid to the Fund within one business day of the acceptance of an order to purchase shares of common stock of the Fund, the amount due the Fund for the sale of such shares.  Certificates  issued or shares registered shall be kept on the transfer books of the Fund in such names and denominations as the Underwriter may specify.

9.                                       The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares of common stock for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required without its consent to qualify to do business in any jurisdiction or to comply with any requirement which in its opinion is unduly burdensome).  The Underwriter, at its own expense, will effect all qualifications as dealer or broker or otherwise under all applicable state or federal laws required in order that the shares may be sold in as broad a territory as practicable.

10.                                 The Fund will furnish to the Underwriter from time to time such information with respect to the Fund and its shares as the Underwriter may reasonably request for use in connection with the sale of shares of the Fund.  The Underwriter agrees that it will not use or distribute or authorize the use, distribution or dissemination by its dealers or others in connection with the sale of such shares any statements, other than those contained in the Fund’s current Prospectus, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations, and that it will furnish the Fund with copies of all such material.

11.                                 The Underwriter shall order shares of common stock of the Fund from the Fund only to the extent that it shall have received purchase orders therefore.  The Underwriter will not make, or authorize any dealers or others to make any short sales of shares of the Fund.

12.                                 The Underwriter, as agent of and for the account of the Fund, may repurchase the common stock of the Fund at such prices and upon such terms and conditions as shall be specified in the current Prospectus of the Fund.

13.                                 In selling or reacquiring shares of common stock of the Fund for the account of the Fund, the Underwriter will in all respects conform to the requirements of all state and federal laws and the Conduct Rules of the NASD relating to such sale or reacquisition, as the case may be, and will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by the Underwriter or any employee, representative or agent of the Underwriter.  The Underwriter will observe and be bound by all the provisions of the Articles of Incorporation and By-Laws of the Fund and the current Prospectus of the Fund and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940, notice of which shall have been given by the Fund to the Underwriter which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Underwriter.

14.                                 The Underwriter will require each dealer to conform to the provisions hereof and the Registration Statement (and related Prospectus) at the time in effect under the Securities Act with respect to the public offering price of the Fund’s shares, and neither the Underwriter nor any such dealer shall withhold the placing of purchase orders so as to make a profit thereby.

15.                                 The Fund will pay or cause to be paid expenses of any registration and qualification of shares of its common stock for sale under the federal securities laws and the securities laws of any state or other jurisdiction in which the Underwriter may wish to arrange for the sale of the same, the expenses of other reports and acts required by law, in connection with such registration and qualification, and the expenses incident to the issuance of shares of common stock, such as the issuing of taxes and fees of the transfer agent.  The Underwriter will pay all expenses (other than expenses which the Fund may bear pursuant to its Shareholder Service, Dividend Disbursing and Transfer Agent Agreement with the Underwriter or which one or more dealers may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all (1) expenses of printing and distributing any Prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, printing and distribution of any report or other communication to stockholders in their capacity as such), and (2) expenses of advertising in connection with such offering.  No transfer taxes, if any, which may be payable in connection with the issue  of shares sold as herein contemplated or of the certificates for such shares shall be borne by the Fund, and the Underwriter will indemnify and hold harmless the Fund against liability for all such transfer taxes.

16.                                 Each party represents and warrants to the other that it is a financial institution subject to Title III of the USA Patriot Act.  Each party represents that it (a) has established policies and procedures designed to prevent and detect money laundering, as required by the USA Patriot Act and the rules and regulations adopted thereunder; (b) identifies and will continue to identify shareholders and/or customers for whom it acts and the sources of funds for such persons for whom it acts, and maintains all documentation necessary to identify those persons and the sources of their funds; and (c) does not believe, and has no reason to believe, that any such person for whom it acts are engaged in money laundering activities or are associated with any terrorist or other individuals, entities or organizations sanctioned by the United States.  Each party agrees to provide federal authorities with such information and records as they may request relating to anti-money laundering, and each consents to the inspection of its records and review of its anti-money laundering program by federal authorities.

17.                                 Each party acknowledges and agrees that it is subject to the privacy regulations promulgated under Title V of the Gramm-Leach-Bliley Act with respect to privacy, use and protection of nonpublic personal information of customers (“Customer Information”).  Each party agrees that with respect to this Agreement and the services to be provided hereunder that (a) it will not disclose or use any Customer Information except to the extent necessary to carry out its obligations under this Agreement and for no other purpose; (b) it shall not disclose Customer Information to any third party, including without limitation, its third party service providers except to the extent necessary to carry out its obligations hereunder and then only with a written agreement with such third party service provider that likewise prohibits the third party service provider from using or disclosing Customer Information except to carry out the obligation to service the customer’s transactions; (c) it shall maintain and require third party service providers to maintain effective security measures to protect Customer Information from unauthorized disclosure or use; (d) it shall provide the other party with information regarding its security measures upon the other party’s reasonable request and promptly provide the other party with information regarding any failure of such security measures or any security breach related to Customer Information.  For purposes of this Agreement, Customer Information includes but is not limited to:  an individual’s name, address, e-mail address, telephone number and/or social security number, the fact that an individual has a relationship with any other party or an individual’s financial information.

18.                                 (a)                                  Subject to the conditions set forth below, the Fund agrees to indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act of 1934 against any and all loss, liability, claim, damage and expense whatsoever, jointly and severally, or otherwise (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund’s Registration Statement, the Prospectus or statement of additional information or any amendment or supplement thereof, or any advertisement or sales literature authorized by the Fund, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information with respect to the Underwriter furnished to the Fund by or on behalf of the Underwriter expressly for use in the Fund’s Registration Statement, Prospectus, statement of additional information or any amendment or supplement thereof or any advertisement or sales literature.  If any action is brought against the Underwriter or any controlling person thereof in respect of which indemnity may be sought against the Fund pursuant to the foregoing, the Underwriter shall promptly notify the Fund in writing of the institution of such action and the Fund shall assume the defense of such action, including the employment of counsel selected by the Fund and payment of expenses.  The Underwriter, or any such controlling person thereof, shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Fund in connection with the defense of such action or the Fund shall not have employed counsel to have charge of the defense of such action, in which event such fees and expense shall be borne by the Fund.  Anything in this subparagraph to the contrary notwithstanding, the Fund shall not be liable for any settlement of any such claim or action effected without its written consent.

(b)                                 The Underwriter agrees to indemnify and hold harmless the Fund, each of its Directors, each of its officers and each other person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act, with respect to statements or omissions, if any, made in the Fund’s Registration Statement, Prospectus or statement of additional information or any amendment or supplement thereof or any advertisement or sales literature in reliance upon and in conformity with information with respect to the Underwriter furnished in writing to the Fund by or on behalf of the Underwriter expressly for use in the Fund’s Registration Statement, Prospectus or statement of additional information or any amendment or supplement thereof or any advertisement or sales literature.  In case any action shall be brought against the Fund or any other person so indemnified based on the Fund’s Registration Statement, Prospectus or statement of additional information or any amendment or supplement thereof and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Fund and the Fund and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of subparagraph (a) above.

(c)                                  Nothing herein contained shall be deemed to protect any person against liability to the Fund or its shareholders to which such person would otherwise by subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

19.                                 This agreement shall become effective on the date hereof and shall continue until the close of business on November 30, 2006 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually in a manner consistent with the Investment Company Act of 1940.  Either party hereto may terminate this agreement on any date by giving the other party at least six months’ prior written notice of such termination specifying the date fixed therefore.  Without prejudice to any other remedies of the Fund in any such event the Fund may terminate this agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder.

20.                                 This agreement shall automatically terminate in the event of its assignment within the meaning of such term under the Investment Company Act of 1940.

21.                                 Any notice under this agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this agreement to be executed on its behalf by an officer thereunto duly authorized and its corporate seal to be affixed on the day and year first above written.

ATTEST		EQUITRUST SERIES FUND, INC.

By:	/s/ Kristi Rojohn	By:	/s/ Dennis M. Marker

ATTEST		EQUITRUST MARKETING SERVICES, LLC

By:	/s/ Kristi Rojohn	By:	/s/ Dennis M. Marker